Exhibit 99.2

Dear Member:

We are pleased to announce that the Boards of Directors of Clifton Savings Bank, Clifton MHC and Clifton Savings Bancorp, Inc. have voted unanimously in favor of an amended and restated plan of conversion and reorganization whereby Clifton MHC will convert from the mutual holding company form to the full stock form of organization. We are converting to, among other things, eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

The Proxy Card

As a depositor or qualifying borrower of Clifton Savings Bank, you are a member of Clifton MHC. To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the amended and restated plan of conversion and reorganization. You may vote by mail by returning your proxy using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received, there are no duplicates.

If the amended and restated plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Offering

As a qualifying account holder or borrower, you also have nontransferable rights to subscribe for shares of Clifton Bancorp Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Clifton Bancorp Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight courier to the Clifton Bancorp Inc. Stock Information Center located at Clifton Plaza, 1006 Rt. 46 West, Clifton, NJ 07013. You may also hand deliver stock order forms at this location. Stock order forms will not be accepted at any Clifton Savings Bank offices. Your order must be physically received (not postmarked) by Clifton Bancorp Inc. no later than 4:00 p.m., Eastern Time, on     day,             , 2014.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )         -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Paul M. Aguggia

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., Clifton Bancorp Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

M

Dear Member:

We are pleased to announce that the Boards of Directors of Clifton Savings Bank, Clifton MHC and Clifton Savings Bancorp, Inc. have voted unanimously in favor of an amended and restated plan of conversion and reorganization whereby Clifton MHC will convert from the mutual holding company form to the full stock form of organization. We are converting to, among other things, eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

As a depositor or qualifying borrower of Clifton Savings Bank, you are a member of Clifton MHC. To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the amended and restated plan of conversion and reorganization. You may vote by mail by returning your proxy using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received, there are no duplicates.

If the amended and restated plan of conversion and reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Clifton Bancorp Inc. or (2) an agent of Clifton Savings Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (            )             -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Paul M. Aguggia

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc. Clifton Bancorp Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

B

Dear Friend of Clifton Savings Bank:

We are pleased to announce that the Boards of Directors of Clifton Savings Bank, Clifton MHC, and Clifton Savings Bancorp, Inc. have voted unanimously in favor of an amended and restated plan of conversion and reorganization whereby Clifton MHC will convert from the mutual holding company form to the full stock form of organization. We are converting to, among other things, eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

As a former depositor, you have nontransferable rights to subscribe for shares of Clifton Bancorp Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Clifton Bancorp Inc. and our operations. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Clifton Bancorp Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight courier to the Clifton Bancorp Inc. Stock Information Center located at Clifton Plaza, 1006 Rt. 46 West, Clifton, NJ 07013. You may also hand deliver stock order forms at this location. Stock order forms will not be accepted at any Clifton Savings Bank offices. Your order must be physically received (not postmarked) by Clifton Bancorp Inc. no later than 4:00 p.m., Eastern Time, on     day,             , 2014.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )         -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time

Sincerely,

Paul M. Aguggia

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., Clifton Bancorp Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

F

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Clifton Bancorp Inc., the proposed new holding company for Clifton Savings Bank.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the proposed reorganization of Clifton MHC, Clifton Savings Bancorp, Inc. and Clifton Savings Bank from the mutual holding company to stock holding company form and the stock offering by Clifton Bancorp Inc. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Clifton Bancorp Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight courier to the Clifton Bancorp Inc. Stock Information Center located at Clifton Plaza, 1006 Rt. 46 West, Clifton, NJ 07013. You may also hand deliver stock order forms at this location. Stock order forms will not be accepted at any Clifton Savings Bank offices. Your order must be physically received (not postmarked) by Clifton Bancorp Inc. no later than 4:00 p.m., Eastern Time, on     day,             , 2014.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )         -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Paul M. Aguggia

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., Clifton Bancorp Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

I

Dear Prospective Investor:

At the request of Clifton Bancorp Inc., we have enclosed materials regarding its offering of common stock in connection with the conversion and reorganization of Clifton MHC from the mutual holding company form to the full stock form of organization. Materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Clifton Bancorp Inc.

Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, please call the Stock Information Center at (            )             -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative. If you decide to subscribe for shares, your order must be physically received (not postmarked) by Clifton Bancorp Inc. no later than 4:00 p.m., Eastern Time, on             day,             , 2014.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc. Clifton Bancorp Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

D

PROXY

Q&A

Questions & Answers

About Voting

Proxy Questions and Answers

Questions & Answers About Voting

We are pleased to announce that the Boards of Directors of Clifton Savings Bank, Clifton MHC, and Clifton Savings Bancorp, Inc. have voted unanimously in favor of an amended and restated plan of conversion and reorganization whereby Clifton MHC will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Clifton MHC (depositors and certain borrowers of Clifton Savings Bank) at a special meeting of members. The plan must also be approved by Clifton Savings Bancorp, Inc. stockholders at a separate meeting of stockholders.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received, there are no duplicates.

Your Board of Directors urges you to vote “FOR” the amended and restated plan of conversion and reorganization and return your proxy today.

Q.	Why is Clifton Savings Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to, among other things, eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The conversion will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who is eligible to vote on the conversion?

A.	Depositors and certain borrowers of Clifton Savings Bank as of the close of business on , 2014, are eligible to vote at the special meeting of members.

Q.	Why did I receive several proxies?

A.	If you have more than one deposit account, you may have received more than one proxy, depending upon the ownership structure of your accounts. You will also receive a separate proxy statement and proxy card if you are a stockholder of Clifton Savings Bancorp, Inc. Please vote all proxy cards that you received, there are no duplicates.

Q.	Does my vote for the conversion mean that I must buy common stock of Clifton Bancorp Inc.?

A.	No. Voting for the amended and restated plan of conversion and reorganization does not obligate you to buy any shares of common stock of Clifton Bancorp Inc.

Q.	How do I vote my proxy?

A.	You can vote by one of the following ways:

•	By mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.”

•	By telephone or Internet as instructed on the proxy card.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Clifton MHC’s proxy statement and Clifton Bancorp Inc.’s prospectus that accompany this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Additional material may only be obtained from the Stock Information Center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., Clifton Bancorp Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

STOCK

Q&A

Questions & Answers

About the Stock Offering

Stock Questions and Answers

Questions & Answers About the Stock Offering

We are pleased to announce that the Boards of Directors of Clifton Savings Bank, Clifton MHC, and Clifton Savings Bancorp, Inc. have voted unanimously in favor of an amended and restated plan of conversion and reorganization whereby Clifton MHC will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the approval of the members of Clifton MHC (depositors and certain borrowers of Clifton Savings Bank) at a special meeting of members. The plan must also be approved by Clifton Savings Bancorp, Inc. stockholders at a separate meeting of stockholders.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus before making an investment decision.

Q.	Why is Clifton Savings Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to, among other things, eliminate the uncertainties associated with the mutual holding company structure under financial reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

Q.	Who can purchase stock?

A.	The common stock of Clifton Bancorp Inc., is being offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders—depositors of Clifton Savings Bank with accounts totaling $50.00 or more as of the close of business on September 30, 2012.

2)	Clifton Savings Bank’s employee stock ownership plan.

3)	Supplemental Eligible Account Holders—depositors of Clifton Savings Bank with accounts totaling $50.00 or more as of the close of business on December 31, 2013 who are not eligible in category 1 above.

3)	Other Members—depositors of Clifton Savings Bank with accounts as the close of business on , 2014 who are not in eligible in categories 1 or 3 above and borrowers as of March 3, 2004 whose loans continue to be outstanding at , 2014.

Subject to the priority rights of depositors and qualifying borrowers in the subscription offering, common stock is being offered to certain members of the general public in a community offering, with priority to natural persons (including trusts of natural persons) residing in Bergen, Passaic, Essex, Morris, Hudson and Union Counties in New Jersey, and then to Clifton Savings Bancorp, Inc. stockholders as of             and finally to members of the general public. The community offering may begin concurrently with, or any time after, the subscription offering. To the extent any shares remain available after the completion of the subscription and community offerings, they will be offered for sale to the general public in a syndicated offering or a firm commitment underwritten offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?

A.	Clifton Bancorp Inc. is offering for sale a maximum of 22,425,000 shares of common stock at a subscription price of $10.00 per share.

Q.	How much stock can I purchase?

A.	The minimum purchase is 25 shares ($250). As more fully discussed in the amended and restated plan of conversion and reorganization and in the prospectus, the maximum purchase by any person in the subscription or community offering is 100,000 shares ($1,000,000); in addition, no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than 200,000 shares ($2,000,000) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Clifton Bancorp Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight courier to the Clifton Bancorp Inc. Stock Information Center located at Clifton Plaza, 1006 Rt. 46 West, Clifton, NJ 07013. You may also hand deliver stock order forms at this location. Stock order forms will not be accepted at any Clifton Savings Bank offices. Your order must be physically received (not postmarked) by Clifton Bancorp Inc. no later than 4:00 p.m., Eastern Time, on day, , 2014. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Clifton Savings Bank. Checks and money orders must be made payable to Clifton Bancorp Inc. Withdrawals from a certificate of deposit at Clifton Savings Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my Clifton Savings Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Clifton Savings Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Clifton Savings Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Clifton Bancorp Inc. no later than 4:00 p.m., Eastern Time on day, , 2014.

Q.	Can I subscribe for shares using funds in my IRA at Clifton Savings Bank?

A.

No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Clifton Savings Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock due to your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you need not close and transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made by check or money order will earn interest at Clifton Savings Bank’s passbook savings rate of interest from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	After the conversion and reorganization, we intend to pay quarterly cash dividends. Initially, we expect the quarterly dividend to be $0.05 per share. However, no assurance can be given that we will continue to pay dividends, that they will be at a level substantially consistent with the current level or that they will not be reduced or eliminated in the future.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion and reorganization, our shares of common stock are expected to trade on the Nasdaq Global Select Market under the symbol “CSBK.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the Clifton Bancorp Inc. shares I currently own?

A.	The shares of common stock owned by the existing stockholders of Clifton Savings Bancorp, Inc. will be exchanged for shares of common stock of Clifton Bancorp Inc., based on an exchange ratio. The actual number of shares you receive will depend upon the number of shares we sell in our offering.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?

A.	Physical stock certificates will not be issued. Our transfer agent will send you a stock ownership statement, via the Direct Registration System (DRS), by first class mail as soon as possible after the completion of the conversion and offering. Although the shares of Clifton Bancorp Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with a brokerage firm.

Q.	What is DRS?

A.	Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of the Company. DRS is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Clifton Bancorp Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., Clifton Bancorp Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Second Request

PLEASE SUPPORT US

Clifton MHC

(Mutual Holding Company for Clifton Savings Bank)

Dear Member:

As a follow-up to our recent proxy mailing, our records show that you have not voted ALL OF YOUR PROXY CARDS on the proposed amended and restated plan of conversion and reorganization of Clifton MHC. As a depositor or qualifying borrower of Clifton Savings Bank, you are a member of Clifton MHC. We value your relationship with Clifton Savings Bank and ask for your support by voting and returning the enclosed proxy card today. You can also vote by telephone or Internet, as instructed on the card. Your Board of Directors recommends that you vote “FOR” the approval of the amended and restated plan of conversion and reorganization.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you:

•	The conversion and reorganization will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Voting does not obligate you to buy stock.

Thank you for choosing Clifton Savings Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (            )             -            .

Sincerely,

Paul M. Aguggia

Chairman, President and Chief Executive Officer

The plan must be approved by at least a majority of the votes eligible to be cast.

If you have more than one account you may receive more than one proxy card.

Please support us by voting all proxy cards received.

PG1